UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2008 (April 14, 2008)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 14, 2008, Anthracite Capital, Inc. (the "Company") entered into a First Amendment (the "Amendment") to Amended and Restated Parent Guaranty and Indemnity (the "Original Guaranty"), dated as of February 15, 2008, with Morgan Stanley Mortgage Servicing Ltd, as the security trustee, and Morgan Stanley Principal Funding, Inc., as the first new lender and agent.  The Amendment clarified the parties' intended meaning of the term "Liquid Assets" and is effective as of and from the date of the Original Guaranty.

Morgan Stanley Mortgage Servicing Ltd, Morgan Stanley Principal Funding, Inc. and its affiliates have from time to time provided other financial services to the Company, BlackRock Financial Management, Inc., the manager of the Company, and their respective affiliates, for which they received customary compensation.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
First Amendment, dated as of April 14, 2008, to Amended and Restated Parent Guaranty and Indemnity, dated as of February 15, 2008, among the Company, Morgan Stanley Mortgage Servicing Ltd, as the security trustee, and Morgan Stanley Principal Funding, Inc., as the first new lender and agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ James J. Lillis
	Name:	James J. Lillis
	Title:	Chief Financial Officer and Treasurer

Dated: April 16, 2008